Vertex Energy, Inc. 8-K

Exhibit 99.1

VERTEX ENERGY REPORTS FIRST QUARTER 2021 RESULTS

HOUSTON, TX., May 13, 2021 -- Vertex Energy, Inc. (NASDAQ: VTNR, “Vertex Energy” or the “Company”), a leading specialty refiner and marketer of high-quality refined products, today announced its financial results for the first quarter 2021 ended March 31, 2021.

FIRST QUARTER 2021 RESULTS

(As compared to the first quarter 2020)

■	Generated net income attributable to Vertex Energy, Inc. of $1.0 million
■	Adjusted EBITDA of $6.5 million, an increase of $4.9 million from first quarter 2020
■	Total collections +17% y/y to 10.4 million gallons
■	Marrero and Heartland refineries both operated a peak utilization, given strong refined product margins
■	Group II+ base oil prices increased 20% on a y/y basis, supporting improved margin capture at Heartland
■	Total cash and available liquidity of $16.4 million as of March 31, 2021

SECOND QUARTER 2021 OUTLOOK

■	Anticipate Adjusted EBITDA in the range of $2.5 million to $3.0 million in the second quarter 2021, including the impact of a 10-day turnaround at the Marrero refinery and 3-day turnaround at the Heartland refinery

For the three months ended March 31, 2021, the Company reported net income attributable to Vertex Energy of $1.0 million versus net income of $2.7 million in the first quarter 2020. Vertex reported Adjusted EBITDA of $6.5 million for the first quarter 2021, versus $1.6 million in the prior-year period. A schedule reconciling the Company’s GAAP and non-GAAP financial results, including Free Cash Flow, EBITDA Adjusted EBITDA, is included later in this release (see also “Non-GAAP Financial Measures”, below).

During the first quarter 2021, a combination of improved refined product margins, higher base oil prices, increased used motor oil (UMO) collections, improved operating efficiency and strong operational reliability contributed to a year-over-year improvement in operating income and adjusted EBITDA.

Total throughputs at the Marrero refinery increased on both a sequential and year-over-year basis in the first quarter 2021, positioning Vertex to capitalize on improved spreads on its bunker fuel production. The Heartland refinery also operated at peak capacity during the first quarter, given higher selling prices on base oil. Prices for Group II+ base oils increased by more than 20% on a year-over-year basis in the first quarter and remain elevated into the second quarter 2021. Tight supply conditions in the market, improved commercial and industrial demand, together with higher crude oil prices have all contributed to higher base oil prices.

STRATEGIC UPDATE

Vertex continued to advance a multi-year business transformation plan during the first quarter, positioning the organization to support investments in clean energy initiatives, improved asset optimization, organic growth in UMO collections and disciplined capital management.

·	Improved asset optimization. Total production first quarter increased to the highest level since the second quarter 2019, as both the Marrero and Heartland refineries operated above nameplate capacity in the period. At Marrero, total first quarter production increased 5% on a year-over-year basis and 35% when compared to the fourth quarter 2020.

■	Organic UMO collections growth. Total UMO collections increased 17% on a year-over-year basis to 10.4 million gallons, exceeding pre-pandemic levels. Collections costs declined nearly 30% on a year-over-year basis in the first quarter, contributing to improved margin realization. Total UMO collections costs declined during the first quarter due to a combination of improved route efficiency and economies of scale, as more gallons were collected on a per truck basis, contributing to improved gross margin contribution.

■	Maintain capital discipline. The Company remains focused on preserving cash and liquidity to support growth. As of March 31, 2021, the Company had total cash and available liquidity of $16.4 million, including $10.2 million of cash limited to use by two SPVs, versus $12.3 million as of December 31, 2020. Vertex generated total free cash flow, or operating cash flow less total capital expenditures, of $1.2 million in the first quarter 2021.

MANAGEMENT COMMENTARY

“Our strong first quarter results, which include significant year-over-year growth in gross profit, operating income and adjusted EBITDA, were driven by a combination of increased product demand, improved margin realization, disciplined expense management and full optimization of our Marrero and Heartland refineries,” stated Benjamin P. Cowart, President and CEO of Vertex.

“I’m pleased to report that our business has recovered to pre-pandemic levels,” stated Cowart. “The investments and cost actions initially taken in response to the pandemic have improved our organizational efficiency, positioning Vertex to fully capitalize on the recent improvement in refined product margins. Our teams at Marrero and Heartland both did an exceptional job of ensuring safe, reliable refining operations during the first quarter, supporting a return to positive net income and free cash flow in the period.”

“In March 2021, we commenced construction on a new facility designed to recover distressed hydrocarbon streams from tankage and barges, continued Cowart. “The new facility, which is expected to be completed by the end of the second quarter 2021, will supply our Myrtle Grove complex with a local, continuous supply of cost-advantaged, distressed product streams for use as feedstock. This feedstock supply will be reclaimed and recycled at Myrtle Grove, resulting in the yield of a higher-value intermediate stream that we can utilize across refining assets or sell to other end-markets. We expect to provide our Myrtle Grove complex with extensive, direct-to-marine gathering and storage capabilities, beginning in the third quarter 2021.”

“Given current projections, we expect to generate positive free cash flow, net income and Adjusted EBITDA for the full-year 2021,” continued Cowart. “Including the impact of planned turnarounds at both our Marrero and Heartland refineries during May and July 2021, respectively, we expect to generate Adjusted EBITDA in the range of $2.5 to $3.0 million in the second quarter 2021.”

“Our team is actively evaluating several high-impact inorganic opportunities that we anticipate will further position Vertex to support the global transition toward low-carbon energy solutions,” continued Cowart.

BALANCE SHEET

As of March 31, 2021, the Company had total cash and availability on its lending facility of $12.5 million and $3.9 million, respectively.  Total cash and availability as of March 31, 2021 included $10.2 million of total cash limited to use by two SPVs.

Vertex had total long-term debt outstanding of $10.7 million as of March 31, 2021, which included $4.2 million related to funds received under the Paycheck Protection Program (the "PPP") which is part of the recently enacted Coronavirus Aid, Relief, and Economic Security Act ("CARES Act").  Under the terms of the PPP, the entire balance of the loan may be forgiven to the extent that cash proceeds are used for qualifying expenses. As of the date of this release, the Company has allocated the entirety of PPP funds received toward qualifying expenses.  Vertex applied for loan forgiveness during the fourth quarter 2020 and is awaiting determination regarding the outcome of its application.

CONFERENCE CALL AND WEBCAST

A conference call will be held today at 9:00 A.M. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of Vertex’s website at www.vertexenergy.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. To participate in the live teleconference:

Domestic Live:       888-506-0062

To listen to a replay of the teleconference, which will be available through May 20, 2021:

Domestic Replay:   877-481-4010

Conference ID:      41203

ABOUT VERTEX ENERGY

Houston-based Vertex Energy, Inc. (NASDAQ: VTNR) is a specialty refiner of alternative feedstocks and marketer of high-purity petroleum products. Vertex is one of the largest processors of used motor oil in the U.S., with operations located in Houston and Port Arthur (TX), Marrero (LA) and Heartland (OH). Vertex also co-owns a facility, Myrtle Grove, located on a 41-acre industrial complex along the Gulf Coast in Belle Chasse, LA, with existing hydro-processing and plant infrastructure assets, that include nine million gallons of storage. The Company has built a reputation as a key supplier of Group II+ and Group III Base Oils to the lubricant manufacturing industry throughout North America.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements, including information about management's view of Vertex Energy's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "believes," "hopes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors include, but are not limited to, risks associated with our outstanding credit facilities, including amounts owed, restrictive covenants, security interests thereon and our ability to repay such facilities and amounts due thereon when due; risks associated with our outstanding preferred stock, including redemption obligations in connection therewith, restrictive covenants and our ability to redeem such securities under contractual obligations and applicable law; the level of competition in our industry and our ability to compete; our ability to respond to changes in our industry; the loss of key personnel or failure to attract, integrate and retain additional personnel; our ability to protect our intellectual property and not infringe on others’ intellectual property; our ability to scale our business; our ability to maintain supplier relationships and obtain adequate supplies of feedstocks; our ability to obtain and retain customers; our ability to produce our products at competitive rates; our ability to execute our business strategy in a very competitive environment; trends in, and the market for, the price of oil and gas and alternative energy sources; our ability to maintain our relationships with KMTEX and Bunker One (USA), Inc.; the impact of competitive services and products; our ability to integrate acquisitions; our ability to complete future acquisitions; our ability to maintain insurance; the outcome of pending and potential future litigation, judgments and settlements; rules and regulations making our operations more costly or restrictive, including IMO 2020; changes in environmental and other laws and regulations and risks associated with such laws and regulations; economic downturns both in the United States and globally; risk of increased regulation of our operations and products; negative publicity and public opposition to our operations; disruptions in the infrastructure that we and our partners rely on; an inability to identify attractive acquisition opportunities and successfully negotiate acquisition terms; our ability to effectively integrate acquired assets, companies, employees or businesses; liabilities associated with acquired companies, assets or businesses; interruptions at our facilities; unexpected changes in our anticipated capital expenditures resulting from unforeseen required maintenance, repairs, or upgrades; our ability to acquire and construct new facilities; certain events of default which have occurred under our debt facilities and previously been waived; prohibitions on borrowing and other covenants of our debt facilities; our ability to effectively manage our growth; decreases in global demand for, and the price of, oil, due to COVID-19, state, federal and foreign responses thereto; our ability to acquire sufficient amounts of used oil feedstock through our collection routes, to produce finished products, and in the absence of such internally collected feedstocks, our ability to acquire third-party feedstocks on commercially reasonable terms; risks associated with COVID-19, the global efforts to stop the spread of COVID-19, potential downturns in the U.S. and global economies due to COVID-19 and the efforts to stop the spread of the virus, and COVID-19 in general; the lack of capital available on acceptable terms to finance our continued growth; and other risk factors included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

NON-GAAP FINANCIAL MEASURES

This earnings release discusses “EBITDA”, “Adjusted EBITDA” and free cash flow. EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense and gain (loss) on change in value of derivative warrant liability and unrealized gains and losses on derivative instruments for hedging activities. Free cash flow represents net cash provided by (used in) operating activities, less capital expenditures. These measurements have not been audited, are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. EBITDA, Adjusted EBITDA and free cash flow are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA, Adjusted EBITDA and free cash flows have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: (a) EBITDA, Adjusted EBITDA and free cash flows do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; (b) EBITDA, Adjusted EBITDA and free cash flows do not reflect changes in, or cash requirements for, working capital needs; (c) EBITDA, Adjusted EBITDA and free cash flows do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; (d) although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA, Adjusted EBITDA and free cash flows do not reflect any cash requirements for such replacements; and (e) other companies in this industry may calculate EBITDA, Adjusted EBITDA and free cash flows differently than Vertex Energy does, limiting its usefulness as a comparative measure. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. See also “Reconciliation of Net Loss attributable to Vertex Energy, Inc., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA and Free Cash Flow*”, below.

CONTACT

Investor Relations

720.778.2415

IR@vertexenergy.com

VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$12,426,704	$10,895,044
Restricted cash	100,125	100,125
Accounts receivable, net	12,995,738	11,138,933
Inventory	6,979,844	4,439,839
Derivative commodity asset	342,031	—
Prepaid expenses and other current assets	2,559,313	3,211,448
Total current assets	35,403,755	29,785,389

Noncurrent assets
Fixed assets, at cost	76,793,532	75,777,552
Less accumulated depreciation	(30,578,049)	(29,337,036)
Fixed assets, net	46,215,483	46,440,516
Finance lease right-of-use assets	1,432,728	1,536,711
Operating lease right-of use assets	33,057,790	33,315,876
Intangible assets, net	8,914,572	9,397,441
Other assets	1,622,225	1,624,025
TOTAL ASSETS	$126,646,553	$122,099,958

LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Current liabilities
Accounts payable	$10,318,483	$10,484,911
Accrued expenses	1,862,430	2,053,106
Dividends payable	372,169	606,550
Finance lease liability-current	503,534	496,231
Operating lease liability-current	5,519,665	5,614,785
Current portion of long-term debt, net of unamortized finance costs	8,883,009	4,367,169
Revolving note	—	133,446
Derivative commodity liability	—	94,214
Total current liabilities	27,459,290	23,850,412
Long-term liabilities
Long-term debt, net of unamortized finance costs	2,429,075	7,981,496
Finance lease liability-long-term	816,257	945,612
Operating lease liability-long-term	27,538,125	27,701,091
Derivative warrant liability	1,004,680	330,412
Total liabilities	59,247,427	60,809,023

COMMITMENTS AND CONTINGENCIES (Note 3)	—	—

TEMPORARY EQUITY
Series B Convertible Preferred Stock, $0.001 par value per share; 10,000,000 shares designated, 2,035,666 and 4,102,690 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively with a liquidation preference of $6,310,565 and $12,718,339 at March 31, 2021 and December 31, 2020, respectively.	6,310,565	12,718,339

Series B1 Convertible Preferred Stock, $0.001 par value per share; 17,000,000 shares designated, 5,497,450 and 7,399,649 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively with a liquidation preference of $8,576,022 and $11,543,452 at March 31, 2021 and December 31, 2020, respectively.	8,292,470	11,036,173

Redeemable non-controlling interest	33,527,825	31,611,674
Total temporary equity	48,130,860	55,366,186

EQUITY
50,000,000 of total Preferred shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 5,000,000 shares designated, 419,859 shares issued and outstanding at March 31, 2021 and December 31, 2020, with a liquidation preference of $625,590 at March 31, 2021 and December 31, 2020.	420	420

Series C Convertible Preferred Stock, $0.001 par value; 44,000 shares designated, no shares issued or outstanding.	—	—

Common stock, $0.001 par value per share; 750,000,000 shares authorized; 51,742,499 and 45,554,841 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively.	51,742	45,555
Additional paid-in capital	106,823,405	94,569,674
Accumulated deficit	(89,373,746)	(90,008,778)
Total Vertex Energy, Inc. stockholders' equity	17,501,821	4,606,871
Non-controlling interest	1,766,445	1,317,878
Total equity	19,268,266	5,924,749
TOTAL LIABILITIES, TEMPORARY EQUITY, AND EQUITY	$126,646,553	$122,099,958

See accompanying notes to the consolidated financial statements.

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2021	2020
Revenues	$58,083,993	$36,203,429
Cost of revenues (exclusive of depreciation and amortization shown separately below)	43,346,274	26,836,854
Depreciation and amortization attributable to costs of revenues	1,347,820	1,178,594
Gross profit	13,389,899	8,187,981

Operating expenses:
Selling, general and administrative expenses	7,926,580	6,700,518
Depreciation and amortization attributable to operating expenses	482,869	455,953

Total operating expenses	8,409,449	7,156,471

Income from operations	4,980,450	1,031,510

Other income (expense):
Other income	—	80
Gain on sale of assets	1,424	—
Gain (loss) on change in value of derivative warrant liability	(1,780,203)	1,698,747
Interest expense	(236,333)	(340,086)
Total other income (expense)	(2,015,112)	1,358,741
Income before income tax	2,965,338	2,390,251
Income tax benefit (expense)	—	—
Net income	2,965,338	2,390,251
Net income (loss) attributable to non-controlling interest and redeemable non-controlling interest	1,990,969	(398,609)
Net income attributable to Vertex Energy, Inc.	974,369	2,788,860

Accretion of redeemable noncontrolling interest to redemption value	(373,748)	(10,966,349)
Accretion of discount on Series B and B1 Preferred Stock	(223,727)	(932,003)
Dividends on Series B and B1 Preferred Stock	258,138	(344,499)
Net income (loss) available to common shareholders	$635,032	$(9,453,991)
Income (loss) per common share
Basic	$0.01	$(0.21)
Diluted	$0.01	$(0.21)
Shares used in computing earnings per share
Basic	47,709,450	45,372,358
Diluted	49,006,195	45,372,358

See accompanying notes to the consolidated financial statements.

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(UNAUDITED)

Three Months Ended March 31, 2021

	Common Stock		Series A Preferred		Series C Preferred
	Shares	$0.001 Par	Shares	$0.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non-controlling Interest	Total Equity
Balance on January 1, 2021	45,554,841	$45,555	419,859	$420	—	$—	$94,569,674	$(90,008,778)	$1,317,878	$5,924,749
Exercise of options	22,992	23	—	—	—	—	(23)	—	—	—
Exercise of B1 warrants	1,079,753	1,080	—	—	—	—	2,756,877	—	—	2,757,957
Exchanges of Series B Preferred stock to common	2,359,494	2,359	—	—	—	—	4,114,570	630,321	—	4,747,250
Share based compensation expense	—	—	—	—	—	—	150,514	—	—	150,514
Conversion of Series B Preferred stock to common	638,224	638	—	—	—	—	1,977,856	—	—	1,978,494
Conversion of Series B1 Preferred stock to common	2,087,195	2,087	—	—	—	—	3,253,937	—	—	3,256,024
Dividends on Series B and B1	—	—	—	—	—	—	—	(372,183)	—	(372,183)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(223,727)	—	(223,727)
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	—	—	(373,748)	—	(373,748)
Net income	—	—	—	—	—	—	—	974,369	1,990,969	2,965,338
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	(1,542,402)	(1,542,402)
Balance on March 31, 2021	51,742,499	$51,742	419,859	$420	—	$—	$106,823,405	$(89,373,746)	$1,766,445	$19,268,266

Three Months Ended March 31, 2020
	Common Stock		Series A Preferred		Series C Preferred
	Shares	$0.001 Par	Shares	$0.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non-controlling Interest	Total Equity
Balance on January 1, 2020	43,395,563	$43,396	419,859	$420	—	$—	$81,527,351	$(59,246,514)	$777,373	$23,102,026
Purchase of shares of consolidated subsidiary	—	—	—	—	—	—	(71,171)	—	—	(71,171)
Share based compensation expense	—	—	—	—	—	—	163,269	—	—	163,269
Adjustment of carrying amount of non-controlling interest	—	—	—	—	—	—	9,091,068	—	—	9,091,068
Conversion of Series B1 Preferred stock to common	2,159,278	2,159	—	—	—	—	3,366,315	—	—	3,368,474
Dividends on Series B and B1	—	—	—	—	—	—	—	(344,499)	—	(344,499)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(932,003)	—	(932,003)
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	—	—	(10,966,349)	—	(10,966,349)
Net income (loss)	—	—	—	—	—	—	—	2,788,860	(398,609)	2,390,251
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	517,877	517,877
Balance on March 31, 2020	45,554,841	$45,555	419,859	$420	—	$—	$94,076,832	$(68,700,505)	$896,641	$26,318,943

See accompanying notes to the consolidated financial statements.

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 31, 2021 AND 2020 (UNAUDITED)

	Three Months Ended
	March 31, 2021	March 31, 2020
Cash flows from operating activities
Net income	$2,965,338	$2,390,251
Adjustments to reconcile net income to cash provided by operating activities
Stock based compensation expense	150,514	163,269
Depreciation and amortization	1,830,689	1,634,547
Loss (gain) on sale of assets	(1,424)	—
Bad debt and reduction in allowance for bad debt	16,715	23,925
(Decrease) increase in fair value of derivative warrant liability	1,780,203	(1,698,747)
(Gain) loss on commodity derivative contracts	721,531	(4,427,782)
Net cash settlements on commodity derivatives	(1,306,344)	4,507,370
Amortization of debt discount and deferred costs	—	47,826
Changes in operating assets and liabilities, net of effect of acquisition
Accounts receivable	(1,873,520)	2,260,654
Inventory	(2,540,005)	2,112,459
Prepaid expenses	800,702	1,061,222
Accounts payable	(166,427)	(1,603,145)
Accrued expenses	(190,676)	(3,269,590)
Other assets	1,800	(87,251)
Net cash provided by operating activities	2,189,096	3,115,008
Cash flows from investing activities
Internally developed software	—	(49,229)
Purchase of fixed assets	(1,018,979)	(442,180)
Proceeds from sale of fixed assets	1,600	—
Net cash used in investing activities	(1,017,379)	(491,409)
Cash flows from financing activities
Payments on finance leases	(122,052)	(53,119)
Proceeds from exercise of stock warrants	1,652,022	—
Contributions received from redeemable noncontrolling interest	—	21,000,000
Line of credit (payments) proceeds, net	(133,446)	(3,276,230)
Payments on note payable	(1,036,581)	(8,098,879)
Net cash provided by financing activities	359,943	9,571,772
Net change in cash, cash equivalents and restricted cash	1,531,660	12,195,371
Cash, cash equivalents, and restricted cash at beginning of the period	10,995,169	4,199,825
Cash, cash equivalents, and restricted cash at end of period	$12,526,829	$16,395,196

SUPPLEMENTAL INFORMATION
Cash paid for interest	$236,677	$352,806
Cash paid for taxes	$—	$—
NON-CASH INVESTING AND FINANCING TRANSACTIONS
Exchanges of Series B Preferred Stock into common stock	$4,397,236	$—
Conversion of Series B Preferred Stock into common stock	$1,978,494	$—
Conversion of Series B1 Preferred Stock into common stock	$3,256,024	$3,368,474
Accretion of discount on Series B and B1 Preferred Stock	$223,727	$932,003
Dividends-in-kind accrued on Series B and B1 Preferred Stock	$(258,138)	$344,499
Initial adjustment of carrying amount redeemable noncontrolling interests	$—	$9,091,068
Accretion of redeemable noncontrolling interest to redemption value	$373,748	$10,966,349

See accompanying notes to the consolidated financial statements.

Reconciliation of Net Loss attributable to Vertex Energy, Inc., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA and Free Cash Flow*

	For the Three Months Ended		For the Trailing Twelve Months

	March 31, 2021	March 31, 2020	March 31, 2021	March 31, 2020

Net income (loss)	$2,965,338	$2,390,251	$(10,821,088)	$1,920,572
Add (deduct):
Interest Income	—	(80)	(21)	(2,777)
Interest Expense	236,333	340,086	939,087	2,652,354
Depreciation and amortization	1,830,689	1,634,547	7,182,082	7,130,744
EBITDA	5,032,360	4,364,804	(2,699,940)	11,700,893

Add (deduct): Other income (Insurance proceeds)	$—	$—	$—	$(917,500)
Loss (gain) on change in value of derivative warrant liability	1,780,203	(1,698,747)	1,840,146	(2,916,317)
Unrealized (gain) loss on derivative instruments	(436,245)	(1,181,647)	463,765	(2,007,301)
Stock-based compensation	150,514	163,269	643,357	663,047
Adjusted EBITDA *	$6,526,832	$1,647,679	$247,328	$6,522,822

Net cash provided by (used in) operating activities	$2,189,096	$3,115,008	$(1,002,309)	$7,565,055
Deduct: capital expenditures	(1,018,979)	(491,409)	(7,213,254)	(3,574,972)
Free cash flow	$1,170,117	$2,623,599	$(8,215,563)	$3,990,083

* EBITDA, Adjusted EBITDA, and free cash flow are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. See also “Use of Non-GAAP Financial Information”, above.